UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 3, 2009, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) was notified by the New York Stock Exchange (NYSE) that it has returned to compliance with the NYSE’s minimum share price listing requirement.

In a September 3 letter to the company, the NYSE said that a review as of August 31, 2009, showed that Freddie Mac’s average share price over the preceding 30 trading days and its closing share price on that date were both more than $1.00, above the NYSE’s minimum requirement.

The NYSE letter stated that Freddie Mac is no longer considered to be below the NYSE’s $1.00 continued listing criterion, and the exchange will discontinue dissemination of the ".BC" – "below compliance" – indicator on the NYSE website and exchange listing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

September 3, 2009	By:	John R. Dye

Name: John R. Dye
Title: Senior Vice President - Principal Deputy General Counsel, Corporate Affairs